Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF APRIL 30, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$71,956
Cash equivalents held in trust	90,221

Total investments held in trust	162,177

Cash and cash equivalents	4,530
Fixed-maturity securities, at fair value	11,511
Accrued investment income	653
Premiums receivable	619

Total assets	$179,490

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$31,525
Losses payable	1,383
Unearned premiums	1,265
Accrued ceding commission expense	53
Other liabilities	185

Total liabilities	34,411

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	75,199

Total stockholder’s equity	145,079

Total liabilities and stockholder’s equity	$179,490

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED APRIL 30, 2014

(in thousands)

Revenues:
Premiums earned	$575
Net investment income	189

Total revenues	764

Expenses:
Underwriting Expenses	159
General and administrative expenses	172

Total expenses	331

(Loss) income before federal income taxes	433

Federal income tax benefit	—

Net (loss) income	$433